Exhibit 99.1

Calidi Biotherapeutics Reports Fourth Quarter and Full-Year 2024 Financial Results and Recent Operational Highlights

-	Announced demonstrated ability to deliver transient gene therapy (payload) to tumors using systemic antitumor virotherapy platform

-	Filed IND in March 2025 for CLD-201 company sponsored Phase 1 trial to treat multiple solid tumors

-	Commencement of recruitment for Phase 1 trial in patients with newly diagnosed high-grade glioma at Northwestern University hospital

-	14 patients enrolled in Phase 1 trial conducted by City of Hope to treat recurrent high-grade glioma

SAN DIEGO, March 31, 2025 — (Business Wire) — Calidi Biotherapeutics Inc. (NYSE American: CLDI) (“Calidi”), a clinical-stage biotechnology company developing a new generation of targeted immunotherapies, today reported its fourth quarter and full-year 2024 operating and financial results and reviewed recent business highlights.

“Calidi continues to make great progress on all three of our platforms; our systemic asset CLD-400 proved it can deliver a gene therapy payload to targeted tumors, we filed an IND for our solid tumor asset CLD-201, and our CLD-101 program treating high-grade glioma is advancing in two Phase 1 trials,” said Allan Camaisa, CEO and Chairman of the Board of Calidi Biotherapeutics. “We think our multi-modal mechanism of action is a game changer in treating multiple deadly cancers, including metastatic cancer and lung cancer, solid tumors and high-grade glioma.”

Fourth Quarter 2024 and Recent Corporate Developments

-	New data showed that a single dose of a tumor-selective triple knockout (“3KO”) RT virus genetically engineered to encode a specific immune-boosting payload (undisclosed) increased the antitumor immune response. These increased shifts in immune composition, driven by virotherapy encoding a payload, ultimately led to complete eradication of certain tested tumors in the preclinical model.

-	In March 2025, Calidi filed an IND for a company sponsored, open label dose escalation trial of CLD-201 in adult patients with solid tumors, specifically with the indications of breast cancer, head & neck squamous cell carcinoma, and soft tissue sarcoma.

-	In February 2025, Northwestern University hospital started recruiting for the CLD-101 Phase 1 clinical trial in patients with newly diagnosed high-grade glioma, an aggressive and often fatal form of brain cancer. This physician-led and NCI sponsored clinical trial, led by prominent experts Dr. Maciej Lesniak and Dr. Roger Stupp, builds on the promising results from a prior Phase 1 trial involving 12 patients treated with a single dose of CLD-101 published in the prestigious journal The Lancet Oncology.

-	City of Hope and Calidi announced the 14th patient treated in a physician-sponsored Phase 1 trial assessing the safety and feasibility of a multi-dosing regimen to treat recurrent high-grade glioma. This program has secured $12 million award from the California Institute for Regenerative Medicine (CIRM) to support this groundbreaking study.

Upcoming Anticipated Milestones

-	Q2 2025: Payload and lead candidate information revealed on CLD-400 systemic platform
-	Q2 2025: First patient dosed in CLD-101 Phase 1 trial in collaboration with Northwestern University for newly diagnosed high-grade glioma patients
-	Q3 2025: First patient dosed in CLD-201 Phase 1 trial

Fourth Quarter 2024 Financial Results

The company reported a net loss attributable to common stockholders of $4.1 million, or $0.27 per share, for the three months ended December 31, 2024, compared to a net loss attributable to common stockholders of $8.2 million, or $0.23 per share, for the same period in 2023.

Research and development expenses were $1.8 million for the three months ended December 31, 2024, compared to $4.0 million for the comparable period in 2023, respectively.

General and administrative expenses were $2.2 million for the three months ended December 31, 2024, compared to $5.9 million for the comparable period in 2023, respectively.

Full Year 2024 Financial Results

The company reported a net loss attributable to common stockholders of $23.8 million, or $2.97 per share, for the year ended December 31, 2024, compared to a net loss attributable to common stockholders of $29.2 million, or $17.33 per share, for the year ended December 31, 2023.

Research and development expenses were $8.9 million for the year ended December 31, 2024, compared to $13.0 million for the year ended December 31, 2023, respectively.

General and administrative expenses were $12.9 million for the year ended December 31, 2024, compared to $16.0 million for the year ended December 31, 2023, respectively.

The company had approximately $9.6 million in cash and $0.2 million in restricted cash as of December 31, 2024, compared to $1.9 million in cash and $0.2 million in restricted cash as of December 31, 2023.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company with proprietary technology designed to arm the immune system to fight cancer. Calidi’s novel stem cell-based platforms are utilizing potent allogeneic stem cells capable of carrying payloads of oncolytic viruses for use in multiple oncology indications, including high-grade gliomas and solid tumors. Calidi’s clinical stage off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses leading to enhanced efficacy and improved patient safety. Calidi’s preclinical off-the-shelf enveloped virotherapies, are designed to target disseminated solid tumors. This dual approach can potentially treat, or even prevent, metastatic disease. Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning upcoming key milestones (including the reporting of interim clinical results and the dosing of patients), planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statements filed with the SEC on (i) Form S-4 filed on August 2, 2023 and the corresponding prospectus filed on August 4, 2023, and (ii) on Form S-1 filed on April 15, 2024, and the Company’s periodic reports filed with the SEC on (i) Form 10-K filed on March 15, 2024, (ii) Form 10-Q filed on May 14, 2024, (iii) Form 10-Q filed on August 13, 2024, and (iv) Form 10-Q filed on November 12, 2024. These reports may be amended or supplemented by other reports we file with the SEC from time to time.

Contacts:

For Investors and Media:

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

CLDI@redchip.com

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for par value data)

	December 31,
	2024	2023

ASSETS
CURRENT ASSETS
Cash	$9,591	$1,949
Prepaid expenses and other current assets	636	2,354
Total current assets	10,227	4,303
NONCURRENT ASSETS
Machinery and equipment, net	869	1,270
Operating lease right-of-use assets, net	2,934	4,073
Other noncurrent assets	152	373
TOTAL ASSETS	$14,182	$10,019
LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$2,072	$2,796
Related party accounts payable	2	81

Accrued expenses and other current liabilities	1,858	4,896
Related party accrued expenses and other current liabilities	480	536

Term notes payable, net of discount, including accrued interest	251	529
Related party term notes payable, net of discount, including accrued interest	2,702	278

Related party bridge loan payable, including accrued interest	223	—
Related party other current liability	638	—
Finance lease liability, current	66	81
Operating lease right-of-use liability, current	1,204	1,035
Total current liabilities	9,496	10,232
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	1,845	3,037
Finance lease liability, noncurrent	145	216
Promissory note	600	—
Related party term notes payable, net of discount, including accrued interest	—	2,060
Other noncurrent liabilities	—	1,500
Related party other noncurrent liabilities	—	538

Warrant liability	119	623
Related party warrant liability	9	48
TOTAL LIABILITIES	12,214	18,254
TOTAL EQUITY (DEFICIT)	1,968	(8,235)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$14,182	$10,019

CALIDI BIOTHERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2024	2023
OPERATING EXPENSES
Research and development	$(8,878)	$(13,008)
General and administrative	(12,898)	(15,984)
Total operating expense	(21,776)	(28,992)
Loss from operations	(21,776)	(28,992)
OTHER INCOME (EXPENSES), NET
Interest expense	(372)	(329)
Interest expense – related party	(561)	(740)

Series B convertible preferred stock financing costs – related party	—	(2,680)
Change in fair value of debt, other liabilities, and derivatives	285	(200)
Change in fair value of debt, other liabilities, and derivatives – related party	39	1,378

Grant income	181	2,885
Debt extinguishment	—	(139)
Debt extinguishment – related party	—	(332)

Other income (expense), net	9	(51)
Total other income (expenses), net	(419)	(208)
LOSS BEFORE INCOME TAXES	(22,195)	(29,200)
Income tax provision	(14)	(16)
NET LOSS	$(22,209)	$(29,216)
Net loss attributable to noncontrolling interest	(66)	—
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	(22,143)	(29,216)
Deemed dividend on warrants	(1,671)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(23,814)	(29,216)
Net loss per share; basic and diluted	$(2.97)	$(17.33)
Weighted average common shares outstanding; basic and diluted	8,005	1,686